CUSIP No. 663904209	13G	Page 19 of 19 Pages

Exhibit 2

Members of Group

Highfields Capital Management LP
Highfields GP LLC
Highfields Associates LLC
Jonathon S. Jacobson
Highfields Capital I LP
Highfields Capital II LP
Highfields Capital III L.P.